SEVENTH AMENDMENT

                         APPLEBEE'S INTERNATIONAL, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


     THIS SEVENTH AMENDMENT is adopted this 30th day of November, 2006, by Applebee's International, inc. a Delaware corporation.

     WHEREAS, Applebee's International, Inc. (the "Company") adopted the Applebee's International, Inc. Employee Stock Purchase Plan (the "Plan"), with the Plan intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code;

     WHEREAS, the Plan permits eligible employees of the Company to purchase the common stock of the Company at a discount from its trading price on NASDAQ;

     WHEREAS, the Company reserved the right to amend the Plan from time to time, subject to certain restrictions specified in Section 15.2 of the Plan; and

     WHEREAS, the Company now desires to amend the Plan in the manner hereinafter set forth.

     NOW THEREFORE, effective as of the date provided below, the Plan is amended as follows:

     1. The first two sentences of Section 7.2 are replaced with the following three sentences:

     "The aggregate number of shares originally available for offer under the Plan was two hundred thousand (200,000), which has been adjusted from time to time pursuant to Section 15.3 and increased from time to time by amendments to the Plan. If this amendment is approved by the requisite vote of the Company's stockholders in accordance with the Company's bylaws no later than November, 2007, then effective January 1, 2007, 500,000 additional shares shall be added to the number of shares available for offer under this Plan."

     2. The provisions of this Amendment are effective as of the dates set forth herein. In all other respects, the Plan shall remain unchanged.

     IN WITNESS WHEREOF, the Company has executed this Amendment as of the 30th day of November, 2006.


                                    APPLEBEE'S INTERNATIONAL, INC.
                                    "Company"


                                    By: /s/ Becky Tilden
                                       -----------------------------------------

                                    Title: Vice President/General Counsel
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